UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 29, 2010

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 5, 2010, OneBeacon Insurance Group, Ltd. (the “Company”) disclosed that Kevin J. Rehnberg left the Company and the position of Executive Vice President-Specialty Lines of OneBeacon Insurance Company, effective November 9, 2010.   The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved a separation payment of $1,350,000 for Mr. Rehnberg, representing two times annual base salary plus two times target annual bonus.  In February 2009, the Compensation Committee granted a cash retention award to Mr. Rehnberg of $1,000,000 per year for each of 2010 and 2011.  In accordance with the terms of the retention award agreement, Mr. Rehnberg will also receive a payment of $1,000,000 representing his 2011 retention award.   On November 29, 2010, the Company and Mr. Rehnberg entered into a Separation Agreement, including a release, pursuant to which he will be paid the separation payment and the 2011 retention award.  The terms of Mr. Rehnberg’s separation also include a customary non-solicitation provision.

Mr. Rehnberg also retains 3,325 vested restricted stock units which may be earned upon the attainment of growth of 4% per cycle in adjusted book value per common share including compounded dividends, measured as of each of December 31, 2010 and 2011 respectively, in accordance with the terms of the award and the 2007 Long-Term Incentive Plan. The units vested on each of November 9, 2009 (“2009 Units”) and 2010 (“2010 Units”) (the 2009 Units and 2010 Units collectively referred to as the “Units”) Performance for the 2009 Units will be assessed based upon performance as of December 31, 2010 for partial payout of 75% of those units. If 4% growth is not attained by December 31, 2010, performance is again reassessed based upon performance as of December 31, 2011 for a 50% payment. Similarly, for the 2010 Units, if 4% growth is not attained as of December 31, 2010, performance is reassessed based on December 31, 2011 for partial payout of 75% of the 2010 Units. The final earned amount, if any, will be based on the price of one class A common share of the Company (a “Share”), including accumulated dividends, on the date that the Compensation Committee certifies performance.  A description of the terms of the restricted stock units and the 2007 Long-Term Incentive Plan is included in the Company’s 2010 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: December 3, 2010

	By:	/s/ Jane E. Freedman
Jane E. Freedman, Secretary and Associate General Counsel